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Exhibit 21.1

SIGNIFICANT SUBSIDIARIES

Organized Under the Laws of
Agilent Technologies (Malaysia) Sdn. Bhd.	Malaysia
Agilent Technologies Canada Inc.	Canada
Agilent Technologies Cayman Islands Inc.	Cayman Islands
Agilent Technologies (Cayco) Limited	Cayman Islands
Agilent Technologies Company Limited	China
Agilent Technologies Coordination Center S.C./C.V.	Belgium
Agilent Technologies Deutschland Alpha GmbH	Germany
Agilent Technologies Deutschland GmbH	Germany
Agilent Technologies Deutschland GmbH & Co. Immobilien KG	Germany
Agilent Technologies Deutschland Holding GmbH	Germany
Agilent Technologies Europe B.V. (Holding)	Netherlands
Agilent Technologies Europe B.V. Meyrin Branch	Switzerland
Agilent Technologies International B.V.	Netherlands
Agilent Technologies International Japan Ltd	Japan
Agilent Technologies International SARL	Switzerland
Agilent Technologies Ireland Finance Limited	Ireland
Agilent Technologies Ireland Limited	Ireland
Agilent Technologies Italia S.p.A.	Italy
Agilent Technologies Japan, Ltd.	Japan
Agilent Technologies Korea Limited	South Korea
Agilent Technologies Luxco SARL	Luxembourg
Agilent Technologies Mauritius Limited	Mauritius
Agilent Technologies Microwave Products (M) Sdn. Bhd.	Malaysia
Agilent Technologies Netherlands Zeta CV	Netherlands
Agilent Technologies R&D and Marketing GmbH & Co. KG	Germany
Agilent Technologies Sales & Services GmbH & Co. KG	Germany
Agilent Technologies Sanigi B.V.	Netherlands
Agilent Technologies SARL	Switzerland
Agilent Technologies Shanghai Company Limited	China
Agilent Technologies Singapore (Holdings) Pte Ltd	Singapore
Agilent Technologies Singapore (Sales) Pte Ltd	Singapore
Agilent Technologies Singapore Pte Ltd	Singapore
Agilent Technologies Singapore Vision Operation Pte Ltd	Singapore
Agilent Technologies Taiwan Ltd.	Taiwan
Agilent Technologies U.K. Limited	England & Wales
Agilent Technologies World Trade, Inc.	Delaware
AT Netherlands Investments B.V	Netherlands
Objective Systems Integrators, Inc.	Delaware
Yokogawa Analytical Systems, Inc.	Japan

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  Exhibit 21.1
SIGNIFICANT SUBSIDIARIES